EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Giant Industries, Inc. and Affiliated Companies on Form S-8 of our report dated March 4, 1999, appearing in the Annual Report on Form 10-K of Giant Industries, Inc. and Affiliated Companies for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP
Phoenix, Arizona

August 23, 1999